Exhibit 99.1

News

KeyCorp 127 Public Square Cleveland, OH 44114

EXCHANGE OFFER INFORMATION
AGENT:
D.F. King & Co., Inc.
800.431.9633
Bankers and Brokers: 212.269.5550, Collect

EXCHANGE OFFER WEBSITE:
www.key.com/exchangeoffers

MEDIA CONTACT:	ANALYST CONTACTS:
William C. Murschel	Vernon L. Patterson
216.828.7416	216.689.0520
william_c_murschel@keybank.com	vernon_patterson@keybank.com

Christopher F. Sikora
216.689.3133
chris_sikora@keybank.com
KEY MEDIA
NEWSROOM:	INVESTOR
www.key.com/newsroom	RELATIONS:
www.key.com/ir

FOR IMMEDIATE RELEASE

KEYCORP ANNOUNCES FINAL EXCHANGE RATIOS FOR RETAIL

TRUST PREFERRED SECURITIES EXCHANGE OFFER

CLEVELAND, August 3, 2009 – KeyCorp (NYSE: KEY) today announced that it has determined the final exchange ratios in connection with its previously announced offer to exchange (the “Trust Preferred Exchange Offer”) KeyCorp common shares for outstanding trust preferred securities (“Trust Preferred Securities”) of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X (the “Capital Trusts”).

In accordance with the terms of the Trust Preferred Exchange Offer, as set forth in KeyCorp’s Prospectus dated July 7, 2009, and related letter of transmittal, as amended, KeyCorp has determined the final exchange ratios (both for the Early Tender Period and the Final Tender Period) for each series of Trust Preferred Securities and listed the final exchange ratios in the table below.

The tender period for the Trust Preferred Exchange Offer is comprised of two parts, an early tender period that expired at 11:59 p.m., New York City time, on July 21, 2009 (the “Early Tender Period”), and a final tender period that began immediately following the Early Tender Period and expires on the expiration date of the Trust Preferred Exchange Offer (the “Final Tender Period”). The total number of KeyCorp common shares issuable for each $25 liquidation preference of Trust Preferred Securities tendered during the Early Tender Period (and not subsequently withdrawn) and finally accepted by KeyCorp is equal to the sum of (i) (A) the applicable exchange value for each Capital Trust and (B) the early tender premium value, each divided by $5.4193, which is the arithmetic average of the per share volume weighted average price of KeyCorp common shares for each trading day in the five consecutive trading day period ended July 31, 2009. The total number of KeyCorp common shares issuable for each $25 liquidation preference of Trust Preferred Securities tendered (and not subsequently withdrawn) and finally accepted by KeyCorp during the Final Tender Period is equal to the applicable exchange value for each Capital Trust divided by $5.4193. The number of KeyCorp common shares issuable for each $25 liquidation preference of Trust Preferred Securities that is tendered and finally accepted by KeyCorp during the Early Tender Period and Final Tender Period, as applicable, is listed below:

CUSIP	Title of Securities	Issuer	Exchange Value	Early Tender Premium Value	Total Exchange Value	Exchange Ratio/Number of Common Shares per $25 Liquidation Preference of Trust Preferred Securities (Early Tender Period)	Exchange Ratio/Number of Common Shares per $25 Liquidation Preference of Trust Preferred Securities (Final Tender Period)
49327J200	5.875% Trust Preferred Securities	KeyCorp Capital V	$20.75	$1.25	$22.00	4.0596	3.8289
49327K207	6.125% Trust Preferred Securities	KeyCorp Capital VI	$20.75	$1.25	$22.00	4.0596	3.8289
49327C205	7.000% Enhanced Trust Preferred Securities	KeyCorp Capital VIII	$20.75	$1.25	$22.00	4.0596	3.8289
49327Q204	6.750% Enhanced Trust Preferred Securities	KeyCorp Capital IX	$20.75	$1.25	$22.00	4.0596	3.8289
49327R103	8.000% Enhanced Trust Preferred Securities	KeyCorp Capital X	$21.25	$1.25	$22.50	4.1518	3.9212

As of July 22, 2009, KeyCorp amended the Trust Preferred Exchange Offer to reduce the amount of Trust Preferred Securities that will be accepted for exchange from a maximum of $1.740 billion in aggregate liquidation preference to a maximum of $500 million in aggregate liquidation preference, with the amount of Trust Preferred Securities finally accepted for exchange from each tendering holder pro rated (based upon the proportion the Trust Preferred Securities to be accepted for exchange bears to the total number of Trust Preferred Securities validly tendered by all tendering holders), in the event that KeyCorp receives in excess of $500 million in aggregate liquidation preference of Trust Preferred Securities. As of July 31, 2009, holders of approximately $538 million aggregate liquidation preference of Trust Preferred Securities had indicated that they would be tendering Trust Preferred Securities in the Exchange Offer.

The Trust Preferred Exchange Offer will expire at 11:59 p.m. New York City time, on Tuesday, August 4, 2009, unless extended or earlier terminated by KeyCorp. Trust Preferred Securities that are tendered may be withdrawn at any time prior to expiration. To receive the consideration in the Trust Preferred Exchange Offer, holders must validly tender and not withdraw their securities prior to such expiration date, and the shares must be accepted, subject to proration as described above. Trust Preferred Securities that have been validly tendered but are not accepted for exchange due to proration or otherwise will be promptly returned to the tendering holder after the expiration date. KeyCorp intends to deliver the consideration for the Trust Preferred Securities that are tendered and accepted in the Trust Preferred Exchange Offer on or about August 7, 2009.

Morgan Stanley is the sole arranger and lead manager for the Trust Preferred Exchange Offer, and Morgan Stanley, UBS Investment Bank, Citi and Wells Fargo Securities are acting as dealer managers. In addition, Morgan Stanley is KeyCorp’s capital advisor on all of its capital execution plans related to the Supervisory Capital Assessment Program. The complete terms and conditions of the Trust Preferred Exchange Offer are set forth in the Prospectus and letter of transmittal that are being sent to holders of the Trust Preferred Securities, as amended. Holders are urged to read the Trust Preferred Exchange Offer documents, including all amendments thereto, carefully. This press release is neither an offer to purchase nor a solicitation to buy any shares of the securities, nor is it a solicitation for acceptance of the Trust Preferred Exchange Offer. KeyCorp is making the Trust Preferred Exchange Offer only by, and pursuant to the terms of, the Prospectus and the related letter of transmittal, as amended. The Trust Preferred Exchange Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of KeyCorp or its affiliates, the trustees of the Capital Trusts, the exchange agent, the information agent, the financial advisors or the capital advisor is making any recommendation as to whether or not holders should tender their Trust Preferred Securities in connection with the Trust Preferred Exchange Offer.

Copies of the Prospectus and letter of transmittal may also be obtained from D.F. King & Co., Inc., the information agent at (800) 431-9633 or, for bankers and brokers, at (212) 269-5550 (Collect). The Exchange Agent for the Trust Preferred Exchange Offer is Computershare Trust Company, N.A., available at (781) 575-2332. KeyCorp has filed a registration statement (including the Prospectus) for this Trust Preferred Exchange Offer with the Securities and Exchange Commission (“SEC”). Before you invest you should read the Prospectus in the registration statement and other documents that KeyCorp has filed with the SEC for more complete information about KeyCorp and the Trust Preferred Exchange Offer. You may obtain these documents for free at the SEC’s website, www.sec.gov. You may also obtain these documents by contacting KeyCorp, Investor Relations, at (216) 689-4221 or by email at KeyCorp_Capital_Exchange@KeyBank.com.

Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $98 billion. BusinessWeek Magazine named Key the top bank in its Customer Service Champ 2009 edition, ranking Key 11th out of the top 25 companies that include many known for their customer service acumen. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. For more information, visit https://www.key.com.

This press release contains what we believe are “forward-looking statements” about our financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of KeyCorp’s control. KeyCorp’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

Factors that may cause actual results to differ materially include, among other things: (1) adverse capital markets conditions and the inability to raise equity and other funding in the capital markets required by our banking regulators or otherwise; (2) further downgrades in our credit ratings; (3) unprecedented volatility in the stock markets, public debt markets and other capital markets, including continued disruption in the fixed income markets; (4) changes in interest rates; (5) changes in trade, monetary or fiscal policy; (6) asset price deterioration, which has had (and may continue to have) a negative effect on the valuation of certain asset categories represented on KeyCorp’s balance sheet; (7) changes in foreign exchange rates, equity markets and the financial soundness of other unrelated financial companies; (8) continuation of the recent deterioration in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (9) continued disruption in the housing markets and related conditions in the financial markets; (10) increased competitive pressure among financial services companies due to the recent consolidation of competing financial institutions and the conversion of certain investment banks to bank holding companies; (11) heightened legal standards and regulatory practices, requirements or expectations; (12) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (13) increased FDIC deposit insurance premiums; (14) difficulty in attracting and/or retaining key executives and/or relationship managers; (15) consummation of significant business combinations or divestitures; (16) operational or risk management failures due to technological or other factors; (17) changes in accounting or tax practices or requirements; (18) new legal obligations or liabilities or unfavorable resolution of litigation; and (19) disruption in the economy and general business climate as a result of terrorist activities or military actions.

For additional information on KeyCorp and the factors that could cause KeyCorp’s actual results or financial condition to differ materially from those described in the forward-looking statements consult KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit http://key.com/newsroom to view our Media Newsroom.